SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   April 24, 2017

COMMUNITY FIRST BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	333-215041	82-1147778
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3175 Highway 278, Covington, Georgia	30014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 786-7088

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01                      Other Events.

Community First Bancshares, Inc. (the “Company”), the proposed holding company for Newton Federal Bank (the “Bank”), is expected to close its stock offering on Thursday, April 27, 2017.  The Company’s common stock is expected to trade on the Nasdaq Capital Market under the trading symbol “CFBI” beginning on Friday, April 28, 2017.  The stock offering is being conducted in connection with the Bank’s reorganization into the mutual holding company structure.

A total of 3,467,595 shares of common stock are expected to be issued in the subscription offering at a price of $10.00 per share.  The offering was oversubscribed by eligible account holders who had a first-tier priority (those depositors having a qualifying deposit as of September 30, 2015) in the subscription offering, and the employee stock ownership plan (the “ESOP”).  Accordingly, shares will be allocated to first tier subscribers and the ESOP in accordance with the Bank’s Plan of Reorganization from a Mutual Savings Association to a Mutual Holding Company and Stock Issuance Plan, as amended, as described in the Company’s Prospectus.  No shares will be sold to other subscribers in the subscription offering.

At the closing of the reorganization and offering, the Bank will become a wholly-owned subsidiary of the Company, and the Company will issue and sell 46% of its to be outstanding shares to subscribers in the offering, and will issue 54% of its to be outstanding shares to Community First Bancshares, MHC, the Company’s proposed federally-chartered mutual holding company, which will own a majority of the Company's shares.

Some eligible account holders may not receive all shares for which they subscribed. Eligible account holders wishing to confirm their allocations may do so by contacting the Stock Information Center at (678) 729-9788. The Stock Information Center is open Monday through Friday, between 10:00 a.m. and 4:00 p.m. Eastern Time.

This current report contains certain forward-looking statements about the reorganization and stock offering.  Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”.  Forward-looking statements, by their nature, are subject to risks and uncertainties.  Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the offering, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and the Bank are engaged.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission.  This current report is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by means of the written prospectus forming part of the registration statement.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMMUNITY FIRST BANCSHARES, INC.

DATE: April 24, 2017	By:	/s/ Johnny S. Smith
Johnny S. Smith
President and Chief Executive Officer